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                                                                   EXHIBIT 99.3

                              CARMIKE CINEMAS, INC.
                   NON-EMPLOYEE DIRECTOR COMPENSATION PACKAGE

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ANNUAL CASH COMPENSATION:
   Retainer                                                         $30,000
   Board Meeting Fee                                                $ 1,000 per meeting
   Committee Meeting Fee (in addition to any retainer)              $ 1,000 per meeting
   Audit Committee Retainer (not applicable for chairperson)        $ 7,500
   Audit Committee Chairperson Retainer                             $12,500
   Compensation Committee Chairperson Retainer                      $ 7,500

EQUITY COMPENSATION:
   One-time grant upon election to the Board                          5,000 options (fully vested on grant date)
   Annual grant at each annual meeting                                  250 restricted shares (vest fully at next annual meeting)

EXPENSES:
   Carmike will continue to provide reimbursement for expenses
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